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                                                                       EXHIBIT J
                               CUSTODIAL AGREEMENT


         Explanatory note: Standard Federal Bank, N.A. acts as Custodian as successor to Michigan National Bank.

         THIS CUSTODIAL AGREEMENT (hereinafter referred to as "Agreement") made this 15th day of May, 19____, by and between NAIC Growth Fund, Inc. (hereinafter referred to as "PRINCIPAL") and Michigan National Bank, a national banking association (hereinafter referred to as "CUSTODIAN").

                                   WITNESSETH

         WHEREAS, the PRINCIPAL desires to appoint Michigan National Bank as the CUSTODIAN with respect to certain property covered hereby; and

         WHEREAS, the CUSTODIAN is willing to act in this capacity pursuant to the terms and conditions stated herein;

         NOW, THEREFORE, in consideration of the foregoing recitals, the parties hereto agree as follows:

         1. APPOINTMENT OF THE CUSTODIAN. The PRINCIPAL hereby appoints Michigan National Bank as the CUSTODIAN with respect to certain property covered hereby, and the CUSTODIAN accepts such appointment and agrees to act as such pursuant to the terms and conditions of this Agreement.

         2. DELIVERY OF PROPERTY. The PRINCIPAL has delivered to the CUSTODIAN certain cash, securities, or other items of personal property. The PRINCIPAL may deposit from time to time hereafter additional cash, securities, or other items of personal property acceptable to the CUSTODIAN to be held under the terms of this Agreement. The cash, securities, or other items of personal property at any time on deposit with the CUSTODIAN under this Agreement shall be known as the "Property."

         3. POWERS AND DUTIES OF THE CUSTODIAN. The CUSTODIAN is hereby granted and shall have and exercise the following powers and duties with respect to the
Property:

                  (a) The CUSTODIAN shall hold, deliver, buy, sell, disburse, or otherwise dispose of, or take other action with respect to, the Property as the PRINCIPAL, its agent, or any duly appointed investment manager, from time to time, may instruct. The CUSTODIAN shall, under no circumstances, be responsible for determining whether any instructions received from the PRINCIPAL'S agent or from an investment manager are within the agent's authority or are otherwise appropriate for the PRINCIPAL'S account.

                  (b) The CUSTODIAN shall hold the Property in its possession using the same care in its physical custody as is observed with respect to assets held by the CUSTODIAN in fiduciary capacities.

                  (c) The CUSTODIAN shall temporarily invest all cash portions of the Property in money market mutual funds (which funds may be advised by the CUSTODIAN or its affiliate) and shall redeem or sell such investment to pay for any purchase, disbursements, or expenses authorized by the PRINCIPAL or investment manager. The CUSTODIAN or its affiliate, upon instructions of the PRINCIPAL or investment manager, may undertake to place and execute for the PRINCIPAL'S account orders for the purchase of securities, provided that such funds of the PRINCIPAL are either on deposit with the CUSTODIAN or made available in advance for such purpose, and to place and execute orders for the sale of securities held in the account provided that such securities are in deliverable form. The CUSTODIAN is authorized to charge the account with the cost of all securities purchased or received against payment and to credit the account of the PRINCIPAL with the proceeds received for securities sold or delivered against payment, balances to be held in the account. The CUSTODIAN is not granted and does not claim under this Agreement any security interest in the Property. Mutual fund shares are not deposits or obligations of, or sponsored, endorsed, or guaranteed by, Michigan National Corporation or any of its subsidiaries, including Michigan National Bank. Shares are not insured by the Federal Deposit Insurance Corporation (FDIC) or any other state or federal government agency. The purchase of mutual fund shares involves investment risk, including possible loss of principal.




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                  (d) The CUSTODIAN may utilize a general disbursement account for distribution from the trust, without incurring any liability for payment of interest thereon, notwithstanding the CUSTODIAN'S receipt of "float" involving the distribution account.

                  (e) The acquisition or disposition of securities and other property shall be made by the CUSTODIAN only upon instructions from the PRINCIPAL or investment manager. The CUSTODIAN may accept directions, instructions, and other forms of communication from the PRINCIPAL or investment manager other than in writing unless previously instructed by the PRINCIPAL or investment manager in writing not to so proceed.

                  (f) The CUSTODIAN shall sign all proxies to vote securities held hereunder and deliver said proxies to the PRINCIPAL, or a duly appointed investment manager. The CUSTODIAN shall have no authority or responsibility to vote such proxies.

                  (g) The CUSTODIAN will try to collect all interest, dividends, rent, and other payments becoming due on the investments and all principal items, due on called or matured securities. If the CUSTODIAN receives any checks that are payable to the PRINCIPAL, the CUSTODIAN may endorse them in the PRINCIPAL'S name.

                  (h) As to any Property held pursuant to this Agreement, the CUSTODIAN may hold and register the same in its own name, or in the name of a nominee, or by electronic book entry, provided that the records of the CUSTODIAN shall at all times account for the property belonging to the custodial account of the PRINCIPAL.

                  (i) The CUSTODIAN may take such action through exercise, sale or other disposition of such stock or bond subscription rights, allotments, fractional shares, or other similar assets requiring prompt attention as are received by the CUSTODIAN in connection with the Property held hereunder; and may execute stock, bond, or other powers of assignment in the name of the PRINCIPAL as the CUSTODIAN in its discretion and without obtaining the prior authorization or specific approval of the PRINCIPAL, may deem for the best interests of the PRINCIPAL in connection with any Property held hereunder.

                  (j) The CUSTODIAN shall be entitled to surrender promptly for redemption any securities held in the account with respect to which notice of redemption is published or received; to prepare, sign, and file either in its name or in the name of the PRINCIPAL any proper certificate or other statement with respect to the ownership of any said assets which may be required by law upon receiving payment of any income or principal; to exchange temporary for definitive securities; to exchange securities in recapitalizations and reorganizations; and to deliver securities upon sale thereof.

                  (k) The responsibility of the CUSTODIAN is limited to its obligations as set forth herein, and the CUSTODIAN shall have no further obligation under this Agreement except to exercise good faith and ordinary care. The CUSTODIAN shall make payments and distributions solely upon the written instructions of the PRINCIPAL or its agents.

         4. WITHDRAWAL AND DISTRIBUTION OF PROPERTY. The PRINCIPAL reserves the absolute right to withdraw such portions of the Property as it may from time to time elect. The CUSTODIAN shall make payments and distributions solely upon the written instructions of the PRINCIPAL or its agents.

         5. ACCOUNTS. The CUSTODIAN shall keep an account of all receipts and disbursements and send a report to the PRINCIPAL at least annually. The account shall be binding upon the PRINCIPAL unless a written objection is sent to the CUSTODIAN within sixty (60) days after receipt. The furnishing of this report shall constitute compliance with the transaction confirmation provisions of 12 CFR 12. The PRINCIPAL may receive, upon written request and at no additional cost, timely confirmation of all transactions.

         6. COMPENSATION OF THE CUSTODIAN. The CUSTODIAN shall charge the account for its fees and its expenses, including any attorney fees incurred as a result of serving as the CUSTODIAN under this Agreement.





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Any fees and expenses not paid from the Property shall be paid by the PRINCIPAL.
The CUSTODIAN is not granted and does not claim under this Agreement any security interest in the Property.

         7. INDEMNIFICATION OF THE CUSTODIAN. The PRINCIPAL hereby agrees to reimburse, indemnify, and hold harmless the CUSTODIAN from any against any and all liability, loss, claim, damage, or expense, including attorney fees (except for negligence or willful misconduct on the part of the CUSTODIAN), resulting from the exercise by the CUSTODIAN of any authority or power granted to it hereunder, or from claims of third parties, or from any taxes or other governmental charges and any expenses related thereto, which may be imposed or assessed with respect to the Property.

         8. TERMINATION. This Agreement may be terminated at any time by either the PRINCIPAL or the CUSTODIAN upon written notice to the other. Upon termination, the CUSTODIAN shall prepare a final account, deduct its fees and expenses from the Property held under this Agreement, and deliver the balance of the Property to the PRINCIPAL.

         9. NOTICES. All notices, instructions or other communications shall be given to the parties hereto at the following addresses:

         If to the CUSTODIAN:



         If to the PRINCIPAL:               NAIC Growth Fund, Inc.
                                            711 West Thirteen Mile Road
                                            Madison Heights, Michigan  48071

         10. MISCELLANEOUS. This Agreement shall not be amended or altered except by writing, signed by both parties. Where the context requires, the masculine shall be read in the feminine or neuter and the singular in the plural. No waiver by the CUSTODIAN of any provision of this Agreement shall constitute a subsequent waiver of the same or any other provision. This Agreement shall be binding on the parties hereto, their heirs, legal representatives, successors, and assigns. This Agreement shall be governed by the laws of the State of Michigan.

         IN WITNESS WHEREOF, the PRINCIPAL and the CUSTODIAN have executed this Agreement.

WITNESSES:                                PRINCIPAL:





                                          By /s/ Thomas E. O'Hara
-------------------------------             --------------------------
                                          Its: Chairman
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                                          Michigan National Bank ("CUSTODIAN")
                                          a national banking association


---------------------------------

                                          By: /s/ Joanne M. Gaskin
                                             ---------------------------
                                          Its: Dir. Institutional Trust
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